UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2009

TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification Number)
Incorporation)

80 Pine Street, New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 365-2200

                    NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Transatlantic Holdings, Inc. (the "Company") entered into a investment management agreement, dated as of June 30, 2009 (the "Investment Management Agreement"), with BlackRock Financial Management, Inc. ("BlackRock"), pursuant to which the Company appointed BlackRock as its investment manager for a portion or all of the Company’s and certain of its subsidiaries’ assets and BlackRock agreed to invest and reinvest those assets in accordance with the terms of the Investment Management Agreement. BlackRock may from time to time provide certain operating, analytical and reporting support for those assets of the Company managed by BlackRock. BlackRock will provide the investment management services subject to the Company’s investment objectives and guidelines. BlackRock may resign or be removed as investment manager by the Company upon 30 days’ notice in writing or, in the event of a material breach of the Investment Management Agreement by BlackRock, the Company may terminate the Investment Management Agreement upon 5 days’ notice in writing. The Company will pay quarterly fees to BlackRock based on the different asset types in the managed account (fixed income account or large cap enhanced equity indexed account). A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
No.		Description
	10.1	Investment Management Agreement, dated June 30, 2009, by and between Transatlantic Holdings, Inc. and BlackRock Financial Management, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Senior Vice President & General Counsel

Date: July 2, 2009

Exhibit Index

Exhibit
No.		Description
	10.1	Investment Management Agreement, dated June 30, 2009, by and between Transatlantic Holdings, Inc. and BlackRock Financial Management, Inc.